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                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                            __________

                             FORM 8-K

                           CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) of the
                  SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported)
                           September 22, 1998
            -------------------------------------------

                NATIONWIDE HEALTH PROPERTIES, INC.
            -------------------------------------------
        (Exact name of registrant as specified in charter)

    Maryland              1-9028                  95-3997619
---------------         ------------            -------------
(State or other         (Commission             (IRS employer
jurisdiction of         file number)            identification
incorporation)                                  number)

              610 Newport Center Drive, Suite 1150,
                 Newport Beach, CA 92660-6429
            ------------------------------------------
             (Address of principal executive offices)

         Registrant's telephone number, including area code:
                           (949) 718-4400
                       ---------------------

                           Not Applicable
                       ---------------------
    (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS

         On September 25, 1998, the Registrant issued and sold 1,500,000 shares of common stock in a direct placement to an institutional investor which resulted in net proceeds of approximately $30,000,000. The Registrant used the net proceeds from the offering to repay borrowings under the Registrant's line of credit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         1.1 Placement Agreement, dated September 22, 1998, between the Registrant and Schroder & Co. Inc.

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                               SIGNATURES

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              NATIONWIDE HEALTH PROPERTIES, INC.



Date:  October 8, 1998      By:/s/ Mark L. Desmond
                            ---------------------------
                            Name:  Mark L. Desmond
                            Title: Senior Vice President
                                   and Chief Financial Officer